Exhibit 10.2

EXPORT-IMPORT BANK FIRST LOAN MODIFICATION AGREEMENT

This Export-Import Bank First Loan Modification Agreement (this “EXIM Loan Modification Agreement”) is entered into as of the First Loan Modification Effective Date (EXIM), by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 380 Interlocken Crescent, Suite 600, Broomfield, Colorado 80021(“Bank”), STEREOTAXIS, INC., a Delaware corporation (“Stereotaxis”), and STEREOTAXIS INTERNATIONAL, INC., a Delaware limited liability company, each with offices located at 4320 Forest Park Avenue, Suite 100, St. Louis, Missouri 63108 (“International”, and together with Stereotaxis, individually and collectively, jointly and severally, “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 11, 2009, evidenced by, among other documents, a certain Export-Import Bank Loan and Security Agreement dated as of March 11, 2009 (as may be amended from time to time, the “Loan Agreement”) and a certain Loan and Security Agreement (Domestic), dated as of March 11, 2009, as amended by a certain First Loan Modification Agreement (Domestic), dated as of the date hereof (as may be amended from time to time, the “Domestic Agreement”), in each case between Borrower and Bank. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Domestic Agreement and the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1thereof:

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the EXIM Borrowing Base minus (b) the outstanding principal balance of any Advances. In no event shall the aggregate amount of all Credit Extensions under this EXIM Agreement outstanding at any time together with all other Credit Extensions (as defined in the Domestic Agreement) under the Domestic Agreement (other than outstanding principal under the Equipment Line) exceed $25,000,000.

“Eligible EXIM Accounts” means Accounts arising in the ordinary course of Borrower’s business from Non-U.S. Account Debtors and that meet all Borrower’s representations and warranties in Section 5.3, conform in all respects to the EXIM Borrower Agreement, and which Bank, in its good faith business judgment, shall deem eligible for borrowing. Without limiting the fact that the determination of which Accounts are eligible for borrowing is a matter of Bank’s good faith business judgment, the following (the “Minimum EXIM Eligibility Requirements”) are the minimum requirements for an Account to be an Eligible EXIM Account. Eligible EXIM Accounts shall not include:

(a) Accounts for which the Account Debtor has not been invoiced or where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);

(b) Accounts that the Account Debtor has not paid within one hundred twenty (120) days of invoice date;

(c) Accounts owing from an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within one hundred twenty (120) days of invoice date;

(d) Accounts with credit balances over one hundred twenty (120) days from invoice date;

(e) Accounts owing from a non-U.S. Account Debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five (25%) of all Accounts for such non-U.S. Account Debtor, for the amounts that exceed that percentage, unless Bank approves in writing;

(f) Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of Borrower’s failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);

(g) Accounts owing from a non-U.S. Account Debtor the amount of which may be subject to withholding based on the non-U.S. Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);

(h) Accounts owing from a non-U.S. Account Debtor with whom Borrower has any dispute (whether or not relating to the particular Account) but only up to the disputed amount;

(i) Accounts owing from a non-U.S. Account Debtor to the extent that Borrower is indebted or obligated in any manner to the non-U.S. Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to a non-U.S. Account Debtor by Borrower in the ordinary course of its business;

(j) Accounts owing from a non-U.S. Account Debtor which is Borrower’s Affiliate, officer, employee, or agent;

(k) Accounts owing from a non-U.S. Account Debtor which is subject to any insolvency or bankruptcy proceeding, or whose financial condition is not acceptable to Bank, or which, fails or goes out of a material portion of its business;

(l) Accounts owing from a non-U.S. Account Debtor affiliated with any military organization or arise from the sale or licensing of goods or provision of services related to the defense industry;

(m) Accounts owing from a non-U.S. Account Debtor located in countries where the EXIM Bank is legally prohibited from doing business or in which EXIM Bank coverage is not available (as designated by the EXIM Bank’s most recent Country Limitation Schedule);

(n) Accounts billed in currencies other than in U.S. Dollars, unless otherwise approved by the EXIM Bank;

(o) Accounts backed by letters of credit that are unacceptable to Bank in its sole discretion;

(p) Accounts backed by a letter of credit but where the goods covered have not yet been shipped or where the services covered have not yet been provided;

(q) Accounts billed and payable outside of the United States, unless otherwise approved by the EXIM Bank;

(r) Accounts owing from a non-U.S. Account Debtor to whom Borrower is or may be liable for goods purchased from such non-U.S. Account Debtor or otherwise (but, in such case, the Account will be deemed not eligible only to the extent of any amounts owed by Borrower to such non-U.S. Account Debtor);

(s) Accounts as to which Bank does not have a valid, perfected first priority lien;

(t) Accounts for which the items giving rise to such Account have not been shipped and delivered to the non-U.S. Account Debtor or the services giving rise to such Account have not been performed by Borrower or the Account does not represent a final sale of goods or services;

(u) Accounts for which Borrower has made any agreement with the non-U.S. Account Debtor for any deduction therefrom except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(v) Accounts arising from items to be used in the construction, alteration, operation, or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities;

(w) Accounts which are not Eligible Export-Related Accounts Receivable; and

(x) Accounts not owned by the Borrower or Accounts subject to any Liens, except for Permitted Liens and the Liens granted to or in favor of Bank under this EXIM Agreement or any of the other Loan Documents.

“Eligible Export Inventory” is Borrower’s Eligible Inventory (as such term is defined in the Domestic Agreement) intended for shipment outside the U.S. that is not:

(a) subject to any Liens, except the Liens granted to or in favor of Bank under this Agreement or any of the other Loan Documents;

(b) deemed perishable, obsolete, not sellable, damaged, or defective by Bank;

(c) otherwise deemed unacceptable by Bank, in its good faith business judgment;

(d) located outside of the United States;

(e) located at an address that has not been disclosed in the Perfection Certificate or other location disclosed to Bank pursuant to this Agreement;

(f) demonstration Inventory or Inventory sold on consignment;

(g) Inventory used for defense or military purposes;

(h) proprietary software (i.e., software not intended for resale);

(i) Inventory which is returned or unfit for further processing;

(j) Inventory which is destined for shipment to non-U.S. Account Debtor in a country where the EXIM Bank is legally prohibited from doing business or in which insurance coverage provided by the EXIM Bank is not available as designated in the EXIM Bank’s most recent Country Limitation Schedule;

(k) Inventory which has been previously exported from the United States;

(l) Inventory which is to be incorporated into items whose sale would not result in an Eligible EXIM Account; and

(m) Inventory which is to be incorporated into items destined for shipment to an Account Debtor located in a country in which EXIM Bank coverage is not available as designated in the EXIM Bank’s most recent Country Limitation Schedule, unless and only to the extent that such items are to be sold to an Account Debtor located in such a country on terms of a letter of credit by a bank acceptable to the EXIM Bank.

“Revolving Line Maturity Date” is March 31, 2010.”

and inserting in lieu thereof the following:

““Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the EXIM Borrowing Base minus (b) the outstanding principal balance of any Advances. In no event shall the aggregate amount of all Credit Extensions under this EXIM Agreement outstanding at any time together with all other Credit Extensions (as defined in the Domestic Agreement) under the Domestic Agreement (other than outstanding principal under the Equipment Line) exceed $30,000,000.

“Eligible EXIM Accounts” Subject to exceptions approved in writing by EXIM Bank, receivables held as collateral must be payable to the Borrower in the U.S. and must be denominated in U.S. dollars. Receivables not eligible for inclusion in the EXIM Borrowing Base are listed below. In no event shall Export-Related Accounts Receivable or Export-Related Overseas Accounts Receivable include any Account Receivable:

(a) that does not arise from the sale of Items in the ordinary course of the Borrower’s business;

(b) that is not subject to a valid, perfected, and enforceable first priority security interest in favor of the Bank;

(c) as to which any covenant, representation or warranty contained in the Loan Documents relating to such Account has been breached;

(d) that is not owned by the Borrower or is subject to any right, claim, or interest of another party other than the Lien in favor of the Bank;

(e) with respect to which an invoice has not been sent;

(f) that is generated by the sale or provision of defense articles or services, subject to exceptions approved in writing by EXIM Bank;

(g) that is due and payable from a military buyer, subject to exceptions approved in writing by EXIM Bank;

(h) that is due and payable from a foreign buyer located in a country with which EXIM Bank is legally prohibited from doing business as set forth in the current Country Limitation Schedule. (Note: If the Borrower has knowledge that an export to a country in which EXIM Bank may do business, as set forth in the current Country Limitation Schedule, will be re-exported to a country with which EXIM Bank is legally prohibited from doing business, the corresponding receivables (or a pro-rata portion thereof) are not eligible for inclusion in the Export-Related Borrowing Base.);

(i) that does not comply with the requirements of the Country Limitation Schedule;

(j) that by its original terms is due and payable more than one-hundred-eighty (180) days from the date of invoice;

(k) that is not paid within sixty (60) calendar days from its original due date unless insured through EXIM Bank (or other acceptable) export credit insurance for comprehensive commercial and political risk, in which case ninety (90) calendar days shall apply;

(l) that arises from a sale of goods to or performance of services for an employee, stockholder, or subsidiary of the Borrower, intra-company receivables or any receivable from a stockholder, any person or entity with a controlling interest in the Borrower or which shares common controlling ownership with the Borrower;

(m) that is backed by a letter of credit where the Items covered by the subject letter of credit have not yet been shipped, or where the covered services have not yet provided;

(n) that the Bank or EXIM Bank, in its reasonable judgment, deem uncollectible or unacceptable; this category includes, but is not limited to, finance charges or late charges imposed on the foreign buyer by the Borrower as a result of the foreign buyer’s past due status;

(o) that is denominated in non-U.S. currency, unless pre-approved in writing by EXIM Bank;

(p) that does not comply with the terms of sale as set forth by EXIM Bank;

(q) that is due and payable from a buyer who becomes unable to pay its debts or whose ability to pay its debts becomes questionable;

(r) that arises from a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, or any other repurchase or return basis or is evidenced by chattel paper;

(s) for which the Items giving rise to such Accounts have not been shipped to the buyer or when the Items are services, such services have not been performed or when the export order specifies a timing for invoicing the Items other than shipment or performance and the Items have not been invoiced in accordance with such terms of the export order, or the Accounts do not otherwise represent a final sale;

(t) that is subject to any offset, deduction, defense, dispute, or counterclaim, or the Buyer is also a creditor or supplier of the Borrower, or the Account is contingent in any respect or for any reason;

(u) for which the Borrower has made any agreement with the buyer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment;

(v) for which any of the Items giving rise to such Accounts have been returned, rejected, or repossessed;

(w) that arises from the sale of Items that do not meet 50% U.S. Content requirements; and

(x) that is deemed to be ineligible by EXIM Bank.

“Export-Related Inventory” is Inventory located within the United States and valued at the lower of actual cost or market value as determined in accordance with GAAP or the appraised, or orderly liquidation value if the Bank has other loans to a Borrower with the same valuation or unless pre-approved by EXIM Bank. Exported-Related Inventory may include raw materials, work-in-process and finished goods.

Export-Related Inventory not eligible for inclusion in the Export-Related Borrowing Base is listed below. In no event shall Export-Related Inventory include any Inventory:

(a) that is not subject to a valid, perfected, and enforceable first priority Lien in favor of the Bank;

(b) that is located at an address that has not been disclosed to the Bank in writing;

(c) that is not located in the United States, unless pre-approved by EXIM Bank in writing;

(d) that is placed by the Borrower on consignment or held by the Borrower on consignment;

(e) that is in the possession of a processor or bailee, or located on premises leased or subleased to the Borrower, or on premises subject to a mortgage in favor of a party other than the Bank, unless such processor or bailee or lessor or sublessor or mortgagee (as applicable) of such premises has executed and delivered all documentation which the Bank shall require to evidence its priority with respect to such Inventory as well as its right to gain access to such Inventory;

(f) that is produced in violation of the Fair Labor Standards Act or subject to the “hot goods” provisions contained in 29 U.S.C. 215 or any successor statute or section;

(g) as to which any covenant, representation, or warranty with respect to such Inventory contained in the Loan Documents has been breached;

(h) that is an Item or is to be incorporated into Items that do not meet 50% U.S. Content requirements;

(i) that is demonstration Inventory;

(j) that consists of proprietary software (i.e., software designed solely for the Borrower’s internal use and not intended for resale);

(k) that is damaged, obsolete, returned, defective, recalled or unfit for further processing;

(l) that has previously been exported from the U.S.;

(m) that constitutes or will be incorporated into Items that constitute, defense articles or services;

(n) that is an Item or will be incorporated into Items that will be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities unless with EXIM Bank’s prior written consent;

(o) that is an Item or to be incorporated into Items destined for shipment to a country with which EXIM Bank is legally prohibited from doing business as designated in the current Country Limitation Schedule, or that the Borrower has knowledge will be re-exported by a foreign Buyer to a country in which EXIM Bank is legally prohibited from doing business;

(p) that is an Item or is to be incorporated into Items destined for shipment to a Buyer in a country in which EXIM Bank coverage is not available for commercial reasons as designated in the current Country Limitation Schedule, unless and only to the extent that such Inventory is sold to the foreign Buyer on terms of an irrevocable letter of credit confirmed by a bank acceptable to EXIM Bank;

(q) that constitutes or is to be incorporated into Items whose sale would result in an Account Receivable that would not be an Eligible Export-Related Account Receivable;

(r) that is included as eligible inventory under any other credit facility to which Borrower is a party; or

(s) that is, or is to be incorporated into, an Item that is a Capital Good unless the transaction is in accordance with Section 2.14 “Economic Impact Approval” of the Borrower Agreement.

“Revolving Line Maturity Date” is March 31, 2011.”

2	The Loan Agreement shall be amended by inserting the following definitions in Section 13.1 thereof, each in its applicable alphabetical order:

“Capital Goods” is defined in the Borrower Agreement.

“Country Limitation Schedule” is defined in the Borrower Agreement.

“First Loan Modification Effective Date (EXIM)” is the date indicated on the signature page to the EXIM Loan Modification Agreement.

“Item” and “Items” is defined in the Borrower Agreement.”

4. FEES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. ADDITIONAL COVENANTS. Borrower is not a party to, nor is bound by, any license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral. Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by any such license or agreement (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all such licenses or contract rights to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement (such consent or authorization may include a licensor’s agreement to a contingent assignment of the license to Bank if Bank determines that is necessary in its good faith judgment), whether now existing or entered into in the future, and (y) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under the Loan Agreement and the other Loan Documents. In addition, the Borrower hereby certifies that no Collateral is in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.

6. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this EXIM Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this EXIM Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this EXIM Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this EXIM Loan Modification Agreement.

11. RIGHT OF SET-OFF. In consideration of Bank’s agreement to enter into this EXIM Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12. CONFIDENTIALITY. Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

13. JURISDICTION/VENUE/TRIAL WAIVER. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the State of Illinois in any action, suit, or proceeding of any kind against it which arises out of or by reason of this EXIM Loan Modification Agreement. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK’S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS LOAN MODIFICATION AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS EXIM LOAN MODIFICATION AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

14. COUNTERSIGNATURE. This EXIM Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the State of Illinois as of the First Loan Modification Effective Date (EXIM).

BORROWER:

STEREOTAXIS, INC.

By	/s/ Daniel J. Johnston
Name:	Daniel J. Johnston
Title:	CFO

STEREOTAXIS INTERNATIONAL, INC.

By	/s/ Daniel J. Johnston
Name:	Daniel J. Johnston
Title:	CFO

BANK:

SILICON VALLEY BANK

By	/s/ Adam Glick
Name:	Adam Glick
Title:	Relationship Manager

First Loan Modification Effective Date (EXIM): December 15, 2009